Exhibit 10.2

ORCHARD THERAPEUTICS LIMITED

EMPLOYEE SHARE OPTION PLAN

WITH

NON-EMPLOYEE SUB-PLAN

AND

US SUB-PLAN

ADOPTED BY THE BOARD ON 14 September 2016 APPROVED BY SHAREHOLDERS ON 29 March 2017 AMENDED BY THE BOARD ON 7 February 2018 AMENDED BY THE BOARD ON 25 May 2018

CONTENTS

CLAUSE

1. Interpretation	1
2. Grant of Options	3
3. Exercise Condition	4
4. Overall grant limits	5
5. Exercise of Options	5
6. Manner of exercise of Options	6
7. Alternative Settlement on Option Exercise	7
8. Termination of employment	7
9. Lapse of Options	7
10. Tax liabilities	8
11. Relationship with employment contract	9
12. Takeovers and liquidations	9
13. Exchange of Options	11
14. Variation of share capital	11
15. Notices	12
16. Administration and amendment	13
17. Third party rights	13
18. Data protection	13
19. Governing law	14
20. Jurisdiction	14

Rules of the Orchard Therapeutics Limited Employee Share Option Plan

1.	INTERPRETATION

1.1	The following definitions and rules of interpretation apply in the Plan.

Acting in Concert: has the meaning given to it in the City Code on Takeovers and Mergers published by the Panel on Takeovers and Mergers.

Board: the board of directors of the Company or a committee of directors appointed by that board to carry out any of its functions under the Plan.

Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Change of Control: the sale of any of the Shares (in one transaction or a series of transactions) that will result in the Offeror of those Shares and persons Acting in Concert with him together acquiring Control of the Company, except where the Offeror is a company and the shareholders of that company and the proportion of shares in that company held by each of them following completion of the sale are substantially the same as the shareholders and their shareholdings in the Company immediately before the sale.

Company: Orchard Therapeutics Limited incorporated and registered in England and Wales with number 09759506.

Control: has the meaning given in section 719 of ITEPA 2003.

Employee: an individual who is an employee of a Group Member.

Employer Company: for the purposes of rule 10 and the definition of Tax Liability, the Option Holder’s employer or former employer as applicable.

Employer NICs: any secondary class 1 (employer) NICs (or any similar liability for social security contribution in any jurisdiction) that the Company or any employer (or former employer) of an Option Holder is liable to pay as a result of any Taxable Event (or which that person would be liable to pay in the absence of an election of the type referred to in rule 10.4) and that may be lawfully recovered from the Option Holder.

Exercise Condition: a condition that must be satisfied before an Option may be exercised, which complies with rule 3 and is specified in the Option Certificate under rule 2.3.

Exercise Notice: the exercise notice referred to in rule 6.1

Exercise Price: the price at which each Share subject to an Option may be acquired on the exercise of that Option, which (subject to rule 14(b)) if Shares are to be newly issued to satisfy the Option, may not be less than the nominal value of a Share.

Grant Date: the date on which an Option is granted under the Plan.

Group: the Company and its Subsidiaries (references to Group Member shall be construed accordingly).

ITEPA 2003: the Income Tax (Earnings and Pensions) Act 2003.

Market Value: the market value of a Share determined to the satisfaction of the Board in accordance with the applicable provisions of Part VIII of the UK Taxation of Chargeable Gains Act 1992.

Minimum Proportion: means the proportion of an Option that may become exercisable due to an event under rule 8 or rule 12, and that shall be 100% except that if the Option becomes exercisable before any Exercise Condition has been achieved the Board (acting fairly and reasonably) may adjust the Minimum Proportion to take account of the extent to which the Exercise Condition has been achieved at the date of the relevant event.

NICs: National Insurance contributions.

Offeror: the person who acquires control of the Company under a Change of Control.

Option: a right to acquire Shares granted under the Plan.

Option Certificate: a certificate setting out the terms of an Option, entered into under rule 2.3.

Option Holder: an individual who holds an Option or, where applicable, his personal representatives.

Personal Data: any personal information that could identify an Option Holder.

Plan: the employees’ share scheme (as defined in section 1166 of the Companies Act 2006) constituted and governed by these rules, as amended from time to time.

Rollover Period: the period during which Options may be exchanged for options over shares in another company under rule 13.1.

Shares: £0.00001 ordinary shares in the Company (subject to rule 14).

Subsidiary: has the meaning given in section 1159 of the Companies Act 2006.

Summary Dismissal: termination of the contract between the Option Holder and the Company in circumstances which allow the Company to terminate without notice or pay in lieu of notice under the relevant contract.

Sufficient Shares: the smallest number of Shares that, when sold, produce an amount at least equal to the relevant Tax Liability (after deduction of brokerage and any other charges or taxes on the sale).

Taxable Event: any event or circumstance that gives rise to a liability for the Option Holder to pay income tax and NICs or either of them (or their equivalents in any jurisdiction):

(a)	in respect of the Option, including its exercise, its assignment or surrender for consideration, or the receipt of any benefit in connection with it;

(b)	in respect of any Shares (or other securities or assets):

(i)	earmarked or held to satisfy the Option;

(ii)	acquired on exercise of the Option;

(iii)	acquired as a result of holding the Option;

(iv)	acquired in consideration of the assignment or surrender of the Option;

(c)	in respect of any securities (or other assets) acquired or earmarked as a result of holding Shares (or other securities or assets) mentioned in (b);

(d)	arising as a result of entering into an election under section 430 or 431 of ITEPA 2003; or

(e)

in respect of any amount due under PAYE in respect of securities or assets within (a) to (c) above, including any failure by the Option Holder to make good such an amount within the time limit specified in section 222 of ITEPA 2003.

Tax Liability: the total of:

(a)

any income tax and primary class 1 (employee) NICs (or their equivalents in any jurisdiction) for which any Employer Company is or may be liable to account (or reasonably believes it is or may be liable to account) as a result of any Taxable Event; and

(b)

unless the Employer Company, or the Company on behalf of the Employer Company, directs otherwise under rule 10.5, any Employer NICs (or similar liability in another jurisdiction) that any Employer Company is, or may be, liable to pay (or reasonably believes it is or may be liable to pay) as a result of any Taxable Event and that can be recovered lawfully from the Option Holder.

1.2	Rule headings shall not affect the interpretation of the Plan.

1.3	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.4	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.5	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.6	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.7	A reference to writing or written includes fax and email.

1.8	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.9	References to rules are to the rules of the Plan.

1.10

Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2.	GRANT OF OPTIONS

2.1	Subject to the rules, the Company (acting through the Board) may grant an Option to any Employee it chooses.

2.2	The Company may not grant Options at any time when that grant would be prohibited by, or in breach of, any law, or regulation with the force of law.

2.3	The Company shall grant an Option by resolution of the Board and execution of a deed poll or Option Certificate in a form approved by the Board. Each Option Certificate shall (without limitation):

(a)	specify the Grant Date of the Option;

(b)	specify the number and class of the Shares over which the Option is granted;

(c)	specify the Exercise Price;

(d)	specify any Exercise Condition;

(e)

specify the date when the Option will lapse, assuming that the Option is not exercised earlier and no event occurs to cause the Option to lapse earlier. This date may not be later than the tenth anniversary of the Grant Date;

(f)	include a statement that the Option is subject to these rules (which shall be incorporated in the Option Certificate by reference);

(g)	include a summary of the Option Holder’s obligations under rule 10.

2.4	No amount shall be paid by an Employee for the grant of an Option.

3.	EXERCISE CONDITION

3.1	On the Grant Date of any Option, the Board may specify one or more appropriate Exercise Conditions for the Option. An Exercise Condition may be specified to apply only to part of an Option.

3.2	The Board may vary or waive any Exercise Condition, provided that any varied Exercise Condition shall be (in the reasonable opinion of the Board):

(a)	a fairer measure of performance than the original Exercise Condition, as judged at the time of the variation, if the original Exercise Condition relates to a measure of performance; and

(b)	no more difficult to satisfy than the original Exercise Condition was at the Grant Date.

3.3

The Board shall determine whether, and to what extent, Exercise Conditions have been satisfied. If the Board considers that an Exercise Condition has become incapable of being satisfied, in whole or in part, that Option, or the appropriate part of it, shall lapse forthwith.

3.4	If an Option is subject to any Exercise Condition, the Board shall notify the Option Holder within a reasonable time after the Board becomes aware of the relevant information:

(a)	whether (and, if relevant, to what extent) the Exercise Condition has been satisfied;

(b)	of any subsequent change in whether, or the extent to which, the Exercise Condition has been satisfied;

(c)	when that Exercise Condition has become incapable of being satisfied, in whole or in part; and

(d)	of any waiver or variation of that Exercise Condition under rule 3.2.

3.5	For the avoidance of doubt, rule 3.2 permits the Board to make a general waiver of Exercise Conditions:

(a)	on cessation of employment;

(b)	on the occurrence of any event permitting the exercise of Options under rule 12; or

(c)	the release of Options in exchange for New Options under rule 13.

4.	OVERALL GRANT LIMITS

4.1	The total number of Shares subject to the Plan shall be 4,700,000 or such other number agreed by the Board from time to time.

5.	EXERCISE OF OPTIONS

5.1	Subject to rule 8 and rule 12:

(a)	An Option Holder may not exercise an Option before the earliest date on which it may be exercised as set out in the Option Certificate.

(b)	An Option Holder may not exercise an Option before any Exercise Condition relating to that Option has been satisfied.

5.2

An Option Holder may not exercise an Option at a time when its exercise is prohibited by, or would be a breach of, any law or regulation with the force of law or other rule, code or set of guidelines (such as a personal dealing code adopted by the Company).

5.3	Subject to rule 5.4, an Option Holder may not exercise an Option at any time:

(a)	while disciplinary proceedings by any Group Member are underway against him; or

(b)	while any Group Member is investigating his conduct and may as a result begin disciplinary proceedings; or

(c)	while there is a breach of his employment contract that is a potentially fair reason for his dismissal; or

(d)	while he is in breach of a fiduciary duty owed to any Group Member; or

(e)

after he has ceased to be an Employee, if there was a breach of his employment contract or fiduciary duties that (in the reasonable opinion of the Board) would have prevented the exercise of the Option had the Company been aware (or fully aware) of that breach, and of which the Company was not aware (or not fully aware) until after both:

(i)	his ceasing to be an Employee; and

(ii)	the time (if any) when the Board decided to permit him to exercise his Option.

5.4	The Company shall not unfairly frustrate a valid exercise of the Option by the inappropriate application of any provision of rule 5.3.

5.5	The Option Holder may not exercise the Option unless he has complied with rule 10.2.

6.	MANNER OF EXERCISE OF OPTIONS

6.1	An Option shall be exercised by the Option Holder giving a written exercise notice to the Company, as follows:

(a)

setting out the number of Shares over which the Option Holder wishes to exercise the Option. If that number exceeds the number over which the Option may be validly exercised at the time, the Company shall:

(i)	treat the Option as exercised only in respect of that lesser number; and

(ii)	refund any excess amount paid to exercise the Option or meet any Tax Liability.

(b)	using a form that the Board will approve.

6.2	Subject to rule 7 any Exercise Notice shall be accompanied by payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice.

6.3	The Exercise Notice shall:

(a)	include the Option Holder’s agreement to pay the Tax Liability in accordance with rule 10.2; and

(b)	include a power of attorney as required by rule 10.7.

6.4	Any Exercise Notice shall be invalid:

(a)	to the extent that it is inconsistent with the Option Holder’s rights under these rules and the Option Certificate;

(b)	if any of the requirements of rule 6.1 or rule 6.2 are not met; or

(c)	if any payment referred to in rule 6.2 is made by a cheque that is not honoured on first presentation or that fails in any other manner to transfer the expected value to the Company.

The Company may permit the Option Holder to correct any defect referred to in rule 6.4(b) or rule 6.4(c) (but shall not be obliged to do so). The date of any corrected Exercise Notice shall be the date of the correction rather than the original notice date for all other purposes of the Plan.

6.5	The Company shall allot and issue Shares (or, as appropriate, procure their transfer) within 30 days after a valid Option exercise, subject to the other rules of the Plan.

6.6

Shares allotted and issued in satisfaction of the exercise of an Option shall rank equally in all respects with the other shares of the same class in issue at the date of allotment, except for any restriction or any rights determined by reference to a date before the date of allotment.

6.7

Shares transferred in satisfaction of the exercise of an Option shall be transferred free of any lien, charge or other security interest, other than any restriction, and with all rights attaching to them, other than any rights determined by reference to a date before the date of transfer.

6.8

If the Shares are listed or traded on any stock exchange, the Company shall apply to the appropriate body for any newly issued Shares allotted on exercise of an Option to be listed or admitted to trading on that exchange.

7.	ALTERNATIVE SETTLEMENT ON OPTION EXERCISE

7.1

Instead of delivering the number of Shares specified in the relevant Exercise Notice, the Company (at its discretion) may settle any Option exercise by issuing to the Option Holder a number of Shares equal to the number of Shares given by dividing the Notional Profit by the Market Value of one Share derived from the Market Value used to calculate the Notional Profit.

7.2

If the number of Shares calculated under this rule 7 is not a whole number, that number may be rounded up to the nearest whole Share at the discretion of the Company, failing which the Option Holder shall also receive a cash amount equal to the amount by which the Notional Profit exceeds the total Market Value of the Shares delivered under this rule 7 (as determined using the Market Value of one Share derived from the Market Value used to calculate the Notional Profit).

7.3

For the purposes of rule 7.1 “Notional Profit” means the current Market Value of the number of Shares over which the Option is exercised, less the total Exercise Price that would have been payable on that exercise.

8.	TERMINATION OF EMPLOYMENT

8.1

If an Option Holder dies, his personal representatives may exercise such proportion of his Option as the Board may specify (not being less than the Minimum Proportion measured at the date of death) during the period ending 12 months after his death.

8.2

An Option Holder who gives or receives notice of termination of employment or who ceases to be an Employee for any reason other than Summary Dismissal may exercise such proportion of his Option as the Board may specify (not being less than the Minimum Proportion measured at the cessation date) during the period of 90 days after ceasing to be an Employee and it shall lapse at the end of that period.

8.3	An Option Holder shall not be regarded as ceasing to be an Employee until he is no longer an employee or director of any Group Member.

9.	LAPSE OF OPTIONS

9.1

An Option Holder may not transfer or assign, or have any charge or other security interest created over an Option (or any right arising under it). An Option shall lapse if the relevant Option Holder attempts to do any of those things. However, this rule does not prevent the transmission of an Option to an Option Holder’s personal representatives on the death of the Option Holder.

9.2	An Option shall lapse on the earliest of the following:

(a)	any attempted action by the Option Holder falling within rule 9.1;

(b)	when the Board so decides in accordance with rule 3.3, to the extent that an Exercise Condition has become wholly or partly incapable of being met;

(c)	any date on which the Option shall lapse, as specified in the Option Certificate;

(d)	the first anniversary of the Option Holder’s death;

(e)	if rule 8.2 applies the earlier of the date 90 days after the Option Holder ceases to be an Employee or the date of the Summary Dismissal;

(f)	if any part of rule 12 applies, the time specified for the lapse of the Option under that part of rule 12; or

(g)

when the Option Holder becomes bankrupt under Part IX of the Insolvency Act 1986, applies for an interim order under Part VIII of the Insolvency Act 1986, proposes or makes a voluntary arrangement under Part VIII of the Insolvency Act 1986, takes similar steps or is similarly affected, under laws of any jurisdiction that correspond to those provisions of the Insolvency Act 1986.

9.3	Part of an Option shall lapse where rule 8 applies and the Board has determined that the Option may be exercised, but only in part.

10.	TAX LIABILITIES

10.1	The Option Holder shall indemnify the Employer Company in respect of any Tax Liability.

10.2	An Option may not be exercised unless the Option Holder:

(a)	agrees, in writing, to pay the Tax Liability to the Employer Company; and

(b)	has made arrangements, satisfactory to the Employer Company or Company, to pay the Tax Liability.

10.3	If an Option Holder does not pay the Tax Liability within seven days of any Taxable Event, the Company or Employer Company, as appropriate, may:

(a)

if the relevant Taxable Event is the exercise of the Option, and the Shares are readily saleable at the time, retain and sell such number of Shares on behalf of the Option Holder as is necessary to meet the Tax Liability, and any costs of sale; or

(b)

deduct the amount of any Tax Liability from any payments of remuneration made to the Option Holder on or after the date on which the Tax Liability arose. However, in the case of NICs, the Employer Company may only withhold such amount as is permitted by the Social Security Contributions Regulations 2001 (SI 2001/1004).

The Option Holder’s obligations under rule 10.1 shall not be affected by any failure of the Company or Employer Company to withhold shares or deduct from payments of remuneration under this rule 10.3.

10.4

At the request of the Employer Company at any time before exercise of the Option, the Option Holder must elect, to the extent permitted by law, and using a form approved by HM Revenue & Customs, that the whole or any part of the liability for employer NICs arising as a result of a Taxable Event shall be transferred to the Option Holder.

10.5	The Employer Company (or the Company on behalf of the Employer Company) may:

(a)	on the Grant Date, direct that the Tax Liability shall not include Employer NICs; or

(b)

at any time after the Grant Date, but before the Option is exercised, release the Option Holder from his obligations in respect of Employer NICs under this rule 10, so that Employer NICs do not form part of the Tax Liability.

10.6

At the request of the Employer Company (or the Company on behalf of the Employer Company) on or before the date of exercise of the Option, the Option Holder must enter into a joint election under section 431(1) or section 431(2) of ITEPA 2003, in respect of the Shares to be acquired on exercise of the relevant Option.

10.7	The Exercise Notice may include a power of attorney appointing the Company as the Option Holder’s agent and attorney for the purposes of rule 10.3 and rule 10.6.

11.	RELATIONSHIP WITH EMPLOYMENT CONTRACT

11.1	The rights and obligations of any Option Holder under the terms of his office or employment with any Group Member or former Group Member shall not be affected by being an Option Holder.

11.2	The value of any benefit realised under the Plan by Option Holders shall not be taken into account in determining any pension or similar entitlements.

11.3	Option Holders and Employees shall have no rights to compensation or damages on account of any loss in respect of Options where this loss arises (or is claimed to arise), in whole or in part, from:

(a)	termination of office or employment with; or

(b)	notice to terminate office or employment given by or to,

any Group Member or any former Group Member. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused, and however compensation or damages are claimed.

11.4

Option Holders and Employees shall have no rights to compensation or damages from any Group Member or any former Group Member on account of any loss in respect of Options where this loss arises (or is claimed to arise), in whole or in part, from:

(a)	any company ceasing to be a Group Member; or

(b)	the transfer of any business from a Group Member to any person that is not a Group Member.

This exclusion of liability shall apply however the change of status of the relevant Group Member, or the transfer of the relevant business, is caused, and however compensation or damages are claimed.

11.5	An Employee shall not have any right to receive Options, whether or not he has previously been granted any.

12.	TAKEOVERS AND LIQUIDATIONS

12.1

If the Board considers that a Change of Control is likely to occur, the Board may in its absolute discretion decide that the Option Holder may exercise all or any part of any Option within a reasonable period to be specified by the Board for that purpose and ending immediately before the Offeror obtains Control of the Company. The Board shall have discretion to determine what proportion (if any) of an Option shall be exercisable taking account of any matters as they think fit, provided that it shall not be less than the Minimum Proportion measured at the date of the Board’s decision.

12.2

If a Change of Control occurs, the Option Holder may exercise such proportion of an Option as the Board may determine within 90 days after the time when the Offeror has obtained Control of the Company. The Board shall have discretion to determine what proportion (if any) of an Option shall be exercisable taking account of such matters as they think fit, provided that it shall not be less than the Minimum Proportion measured at the date of the Change of Control. Unless rule 12.3 applies, the Option shall lapse at the end of the 90 day period.

12.3	If a Change of Control occurs, an Option shall continue to exist if both the following conditions are met:

(a)	the Offeror is a company;

(b)	the Offeror declares within ten days following the time when the Offeror has obtained Control of the Company that it is willing to make an agreement for the exchange of Options under rule 13.1;

until the earlier of the following:

(c)	the time when the Option Holder releases the Option under that exchange of options; and

(d)	the latest date on which the Rollover Period expires,

when it shall lapse.

12.4	Any Option to which rule 12.3 applies shall not be capable of exercise under any rule of the Plan after it ceases to be capable of exercise under rule 12.2.

12.5

An Option Holder may exercise the Minimum Proportion of any Option during any period when any person is bound or entitled to acquire Shares under sections 979 to 982 or 983 to 985 of the Companies Act 2006. Any Option to which this rule 12.5 applies shall lapse at the later of:

(a)	the end of the period during which that person is bound or entitled; and

(b)	the time specified for the lapse of Options under rule 12.3, if it applies.

12.6

If any Shares, in one or a series of transactions, are sold or a right to acquire or dispose is granted resulting in the buyer or grantee and persons Acting in Concert with him together acquiring Control of the Company, but this does not constitute a Change of Control because the buyer is a company and its shareholders and the proportion of its shares held by each of them following completion of the sale are substantially the same as the shareholders and their shareholdings in the Company immediately before the sale, the Board shall use reasonable endeavours to make arrangements with the buyer as the Board, in its reasonable opinion, considers to be fair, for suitable replacement options under rule 13.1, or some other appropriate compensation to be offered to Option Holders.

If the Board is unable to make these arrangements with the buyer in 30 days after the buyer has acquired Control, then the provisions of rule 12.2 shall apply to the Options in the same way as if the sale had constituted a Change of Control.

12.7	Unless the relevant compromise or arrangement includes appropriate provisions that the Board considers to be fair in its reasonable opinion for:

(a)	the replacement of Options; or

(b)	other compensation for Option Holders for the loss of Options,

the Option Holder may exercise a proportion of his Option within six weeks after any person (in this rule 12.7, the Controller) obtains Control of the Company as a result of the court sanctioning a compromise or arrangement under section 899 of the Companies Act 2006. The Board shall have discretion to determine what proportion (if any) of an Option shall be exercisable taking account of these matters as they think fit, provided that the proportion shall not be less than the Minimum Proportion measured at the date of the court sanction.

12.8	Any Option to which rule 12.7 applies shall:

(a)	if an exchange of options falling within is offered, continue to exist until the earlier of the following:

(i)	the time when the Option is released under that exchange; and

(ii)	the latest date on which the Rollover Period expires,

when it shall lapse.

Any Option to which this rule 12.8(a) applies shall not be capable of exercise under any other rule of the Plan after it ceases to be capable of exercise under rule 12.7.

(b)	lapse at the end of the exercise period specified in rule 12.7 and rule 12.8(a) if such an exchange is not offered.

12.9

If a person, or group of persons Acting in Concert together, acquire Control of the Company by subscribing for new shares in the Company, the Board may in its absolute discretion decide to treat this as a Change of Control for all the purposes of the Plan.

12.10	In rule 12 and rule 13, a person shall be deemed to have obtained Control of a company if he, and others Acting in Concert with him, have obtained Control of it together.

12.11

If the shareholders of the Company receive notice of a resolution for the voluntary winding up of the Company, any Option Holder may exercise the Minimum Proportion of an Option at any time before that resolution is passed, conditional upon the passing of that resolution, and if the Option Holder does not exercise the Option, it shall lapse when the winding up begins.

12.12	The Board shall notify Option Holders of any event that is relevant to Options under this rule 12 within a reasonable period after the Board becomes aware of it.

13.	EXCHANGE OF OPTIONS

13.1

A company that acquires Control of the Company may offer to grant a new option in exchange for an Option on terms that it considers appropriate. An Option Holder may accept such an offer within the applicable Rollover Period.

13.2	The Rollover Period shall be the period starting with the date the company acquires Control and ends on the earlier of:

(a)	90 days after that date; and

(b)	where rule 12.7 applies, the date on which the person ceases to be bound or entitled to acquire Shares.

14.	VARIATION OF SHARE CAPITAL

If there is any variation of the share capital of the Company (whether that variation is a capitalisation issue (other than a scrip dividend), rights issue, consolidation, subdivision or reduction of capital or otherwise) that affects (or may affect) the value of Options to Option Holders, the Board shall adjust the number and description of Shares subject to each Option or the Exercise Price of each Option in a manner that the Board, in its reasonable opinion, considers to be fair and appropriate. However:

(a)	the total amount payable on the exercise of any Option in full shall not be increased; and

(b)

the Exercise Price for a Share to be newly issued on the exercise of any Option shall not be reduced below its nominal value (unless the Board resolves to capitalise, from reserves, an amount equal to the amount by which the total nominal value of the relevant Shares exceeds the total adjusted Exercise Price, and to apply this amount to pay for the relevant Shares in full).

15.	NOTICES

15.1	Except as maintained in rule 15.3, any notice or other communication given under or in connection with the Plan shall be in writing and shall be:

(a)	delivered by hand or by pre-paid first-class post or other next working day delivery service at the Appropriate Address;

For the purposes of this rule 15, the Appropriate Address means:

(i)	in the case of the Company, its registered office provided the notice is marked for the attention of the CEO;

(ii)	in the case of an Option Holder, his home address; and

(iii)	if the Option Holder has died, and notice of the appointment of personal representatives is given to the Company, any contact address specified in that notice.

(b)	sent by fax to the fax number notified in writing by the recipient to the sender; or

(c)	sent by email to the Appropriate Email Address.

For the purposes of this rule 15, Appropriate Email Address means:

(i)	in the case of the Company, the email address of the CEO; and

(ii)	in the case of the Option Holder, his work email address if he is permitted to access personal emails at work.

15.2	Any notice or other communication given under this rule 15 shall be deemed to have been received:

(a)	if delivered by hand, on signature of a delivery receipt, or at the time the notice is left at the appropriate address;

(b)	if sent by prepaid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting, or at the time recorded by the delivery service;

(c)	if sent by fax, at 9.00 am on the next Business Day after transmission; and

(d)	if sent by email, at 9.00 am on the next Business Day after sending.

15.3	This rule does not apply to:

(a)	the service of any notice of exercise under rule 6.1; and

(b)	the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

16.	ADMINISTRATION AND AMENDMENT

16.1	The Plan shall be administered by the Board.

16.2

The Board may amend the Plan from time to time, but no amendment may apply to Options granted before the amendment was made, except that each Option Holder may consent to the application to his Option of such an amendment.

16.3	The cost of establishing and operating the Plan shall be borne by the Group Members in proportions determined by the Board.

16.4	To satisfy the exercise of all the Options, the Company shall ensure that at all times:

(a)

it has sufficient unissued or treasury Shares available, taking into account any other obligations of the Company to issue Shares and to transfer Shares from treasury, if the Company has restricted the number of Shares it can issue in its articles of association; and

(b)	arrangements are in place for any third party to transfer issued Shares.

16.5	The Board shall determine any question of interpretation and settle any dispute arising under the Plan. In these matters, the Board’s decision shall be final.

16.6	The Company shall not be obliged to notify any Option Holder if an Option is due to lapse.

16.7	The Company shall not be obliged to provide Option Holders with copies of any materials sent to the holders of Shares.

17.	THIRD PARTY RIGHTS

17.1

A person who is not a party to an Option shall not have any rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999 except where these rights arise under any rule of the Plan for any employer or former employer of the Option Holder that is not a party to an Option.

This does not affect any right or remedy of a third party that exists, or is available, apart from the Contracts (Rights of Third Parties) Act 1999.

17.2

The rights of the parties to an Option to surrender, terminate or rescind it, or agree any variation, waiver or settlement of it, are not subject to the consent of any person that is not a party to the Option as a result of the Contracts (Rights of Third Parties) Act 1999.

18.	DATA PROTECTION

18.1	For the purpose of operating the Plan in the European Union, the Company will collect and process information relating to Option Holders in accordance with an appropriate privacy notice.

18.2

In all other jurisdictions, each Option Holder consents to the collection, holding, processing and transfer of his Personal Data by the Company or any Group Member for all purposes connected with the operation of the Plan.

18.3	The purposes of the Plan referred to in rule 18.1 include, but are not limited to:

(a)	holding and maintaining details of the Option Holder’s Options;

(b)	transferring the Option Holder’s Personal Data to the trustee of an employee benefit trust, the Company’s registrars or brokers or any administrators of the Plan; and

(c)

transferring the Option Holder’s Personal Data to a bona fide prospective buyer of the Company or the Option Holder’s employer company or business unit (or the prospective buyer’s advisers), provided that the prospective buyer, and its advisers, irrevocably agree to use the Option Holder’s Personal Data only in connection with the proposed transaction and in accordance with the data protection principles set out in the Data Protection Act 1998; and

(d)

transferring the Option Holder’s Personal Data under rule 18.3(b) or rule 18.3(c) to a person who is resident in a country or territory outside the European Economic Area that may not provide the same statutory protection for the information as countries within the European Economic Area.

19.	GOVERNING LAW

The Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

20.	JURISDICTION

20.1

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with, the Plan or its subject matter or formation (including non-contractual disputes or claims).

20.2

Each party irrevocably consents to any process in any legal action or proceedings under rule 20.1 being served on it in accordance with the provisions hereof relating to service of notices. Nothing contained in the Plan shall affect the right to serve process in any other manner permitted by law.

Orchard Therapeutics Limited

Orchard Therapeutics Limited Employee Share Option Plan (the Plan)

Non-Employee Sub-Plan to the Orchard Therapeutics Limited Employee Share Option

Plan (the Non-Employee Sub-Plan)

The Non-Employee Sub-Plan is adopted to permit the grant of options to individuals who are not employees or executive directors of the Company or any other Group Member.

In the event of any inconsistency between the rules of the Plan and the rules of the Non-Employee Sub-Plan, the rules of the Non-Employee Sub-Plan shall take precedence.

Unless otherwise stated in the individual Option Certificate, Grant Notice or Option Agreement, Options granted under the Non-Employee Sub-Plan are exercisable only from the earliest to occur of (a) the date of termination of the Eligible Person (other than for Summary Dismissal); (b) an event under Rule 12 of the Plan and (c) the fourth anniversary of the Grant Date.

1.	DEFINITIONS

1.1

In this Non-Employee Sub-Plan, the words and expressions used in the Plan shall bear unless the context otherwise requires, the same meaning herein save to the extent the Rules in this Non-Employee Sub-Plan shall provide to the contrary.

1.2	In this Non-Employee Sub-Plan, the following words and expressions shall have the following meanings:

Eligible Person: means an individual who provides advisory or consultancy services to the Company or any Group Member either directly or through a company or other trading arrangement under a contract for the provision of services or otherwise and whether with the individual himself or with a company or other trading arrangement, or is a non-executive director of the Company or any Group Member; and

Relevant Company: the Group Member which is in relation to an Option Holder the company by which he holds office or to which he provides advisory or consultancy services.

1.3	This Non-Employee Sub-Plan is not an employees’ share plan within the meaning of section 1166 of the Companies Act 2006.

2.	APPLICATION OF PLAN

Save as modified in this Non-Employee Sub-Plan, all the provisions of the Plan shall be incorporated into this Non-Employee Sub-Plan as if fully set out herein so as to be part of this Non-Employee Sub-Plan.

3.	ELIGIBLE PERSON ETC

3.1	Any references in the Plan to “Employee” shall be taken for the purposes of this Non-Employee Sub-Plan to be references to “Eligible Person” as defined in paragraph 1.2 of this Non-Employee Sub-Plan.

3.2	Any reference in the Plan to “Employer” shall be taken for the purposes of this Non-Employee Sub-Plan to be references to “Relevant Company” as defined in paragraph 1.2 of this Non-Employee Sub-Plan.

3.3	Rule 5.3 of the Plan shall be removed and replaced for the purposes of this Non- Employee Sub-Plan by the following:

“Subject to rule 5.4, an Option Holder may not exercise an Option at any time:

(a)	while disciplinary proceedings by any Group Member are underway against him; or

(b)	while any Group Member is investigating his conduct and may as a result begin disciplinary proceedings; or

(c)	while there is a breach of his contract for the provision of services or letter of appointment that is a potentially reason for the termination of his services or dismissed from office; or

(d)	while he is in breach of a fiduciary duty owed to any Group Member; or

(e)

after he has ceased to be an Eligible Person, if there was a breach of his contract for the provision of services or letter of appointment that (in the reasonable opinion of the Board) would have prevented the exercise of the Option had the Company been aware (or fully aware) of that breach, and of which the Company was not aware (or not fully aware) until after both:

(i)	his ceasing to be an Eligible Person; and

(ii)	the time (if any) when the Board decided to permit him to exercise his Option.”

3.4	Rule 8 of the Plan shall be removed and replaced for the purposes of this Non- Employee Sub-Plan by the following.

“8.	TERMINATION OF CONTRACT FOR SERVICES

8.1 If an Option Holder dies, his personal representatives may exercise such proportion of his Option as the Board may specify (not being less than the Minimum Proportion measured at the date of death) during the period ending 12 months after his death.

8.2 An Option Holder who gives or receives notice of termination of his contract for services or letter of appointment or who ceases to be an Eligible Person for any reason other than Summary Dismissal may exercise such proportion of his Option as the Board may specify (not being less than the Minimum Proportion measured at the cessation date) during the period of 90 days after ceasing to be an Eligible Person and it shall lapse at the end of that period.

8.3 An Option Holder shall not be regarded as ceasing to be an Eligible Person until he is no longer providing services to or appointed a director of any Group Member.”

3.5	Rule 9.2(e) of the Plan shall be removed and replaced for the purposes of this Non- Employee Sub-Plan by the following:

“9.2(e) if rule 8.2 applies the earlier of the date 90 days after the Option Holder ceases to be an Eligible Person or the date of the Summary Dismissal;

3.6	Rule 11 of the Plan shall be removed and replaced for the purposes of this Non- Employee Sub-Plan by the following:

“11.	RELATIONSHIP WITH CONTRACT FOR SERVICES

11.1

The rights and obligations of any Option Holder under the terms of his contract for the provision of services or letter of appointment with any Group Member or former Group Member shall not be affected by being an Option Holder.

11.2	The value of any benefit realised under the Plan by Option Holders shall not be taken into account in determining any pension or similar entitlements.

11.3

Option Holders and Eligible Persons shall have no rights to compensation or damages on account of any loss in respect of Options where such loss arises (or is claimed to arise), in whole or in part, from:

(a)	termination of his contract for the provisions of services with or his appointment to; or

(b)	notice to terminate his contract for the provisions of services with or his appointment given by or to,

any Group Member or former Group Member. This exclusion of liability shall apply however termination of the contract for the provision of services or appointment, or the giving of notice, is caused, and however compensation or damages may be claimed.

11.4.

Option Holders and Eligible Persons shall have no rights to compensation or damages from any Group Member or former Group Member on account of any loss in respect of Options where such loss arises (or is claimed to arise), in whole or in part, from:

(a)	any company ceasing to be a Group Member; or

(b)	the transfer of any business from a Group Member to any person which is not a Group Member.

This exclusion of liability shall apply however the change of status of the relevant Group Member, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.

11.5.	An Eligible Person shall not have any right to receive Options, whether or not he has previously been granted any.”

4.	GOVERNING LAW

The Non-Employee Sub-Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

5.	JURISDICTION

5.1 Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with, the Non-Employee Sub-Plan or its subject matter or formation (including non-contractual disputes or claims).

5.2 Each party irrevocably consents to any process in any legal action or proceedings under rule 5.1 above being served on it in accordance with the provisions hereof relating to service of notices. Nothing contained in the Non-Employee Sub- Plan shall affect the right to serve process in any other manner permitted by law.

Orchard Therapeutics Limited

Orchard Therapeutics Limited Employee Share Option Plan (the Plan)

US Sub-Plan to the Orchard Therapeutics Limited Employee Share Option Plan (the US Sub-Plan)

This US Sub-Plan together with the California supplement is adopted to permit the grant of options to an employee, director or consultants who are US residents or US taxpayers (each, a “US Participant”).

In the event of any inconsistency between the rules of the Plan (and the Non-Employee Sub-Plan) and the rules of the US Sub-Plan, the rules of the US Sub-Plan shall take precedence.

Unless otherwise stated in the individual Option Certificate, Grant Notice or Option Agreement, Options granted under the US Sub-Plan are exercisable only from the earliest to occur of (a) the date of termination of Continuous Service (other than for Cause); (b) an event under Rule 12 of the Plan and (c) the fourth anniversary of the Grant Date.

1.	DEFINITIONS

In this US Sub-Plan, the words and expressions used in the Plan (and the Non-Employee Sub-Plan) shall bear, unless the context otherwise requires, the same meaning herein save to the extent the Rules in this US Sub-Plan shall provide to the contrary.

In addition:

“Continuous Service” means that the Option Holder’s service with the Company or any Group Member, whether as an Employee or Eligible Person, is not interrupted or terminated and the Option Holder remains an employee, director or Eligible Person. A change in the capacity in which the Option Holder renders service to the Company or a Group Member as an Employee or Eligible Person or a change in the entity for which the Option Holder renders such service, will not cause the Option Holder to cease to be an Employee or Eligible Person provided that there is no interruption or termination of the Option Holder’s service with the Company or Group Member. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, a Group Member or their successors.

“Cause” will have the meaning ascribed to such term in any written agreement between the Option Holder and the Company or a Group Member defining such term and, in the absence of such agreement, such term means the occurrence of any of the following events: (i) the commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) the attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Group Member; (iii) the intentional, material violation of any contract or agreement between the Option Holder and the Company or any Group Member or of any statutory duty owed to the Company or any Group Member; (iv)the unauthorized use or disclosure of the Company’s or any Group Member’s confidential information or trade secrets; or (v) gross misconduct. The determination of Cause will be made by the Company, in its sole discretion.

2.	APPLICATION OF PLAN

Save as modified in this US Sub-Plan, all the provisions of the Plan shall be incorporated into this US Sub-Plan as if fully set out herein so as to be part of this US Sub-Plan.

3.	LIMIT

The number of Shares which may be subject to Options under this US Sub-Plan is 8,665,584 Shares (which number shall be the maximum number of Shares that may be granted as Options designated as Incentive Stock Options (as hereinafter defined)). No Option shall be granted under the US Sub-Plan unless there shall be sufficient Shares remaining available for issuance under the US Sub-Plan pursuant to this Section 3 or the Board shall have approved such an increase in the Shares available for issuance under the US Sub-Plan subject to Shareholder approval.

4.	EFFECTIVE DATE AND TERM OF US SUB-PLAN

This US Sub-Plan shall become effective on the date on which it is adopted by the Board. No Option shall be granted under this US Sub-Plan after the completion of 10 years from the earlier of (i) the date on which this US Sub-Plan was adopted by the Board, or (ii) the date this US Sub-Plan was approved by the shareholders of the Company, but Options previously granted under this US Sub-Plan may extend beyond that date.

5.	AMENDMENTS

The Board may amend, suspend or terminate this US Sub-Plan or any portion thereof at any time. No amendment, suspension or termination of the US Sub-Plan may materially adversely affect any Options granted previously to any US Participant without the consent of the US Participant. Continuance of this US Sub-Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the US Sub-Plan is adopted. Any Shares purchased under this US Sub-Plan before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the US Sub-Plan is adopted.

6.	COMPLIANCE WITH CODE SECTION 409A

Unless otherwise set forth in an applicable Option Certificate, the terms applicable to Options granted under the Plan subject to this US Sub-Plan will be interpreted to the greatest extent possible in a manner that makes the Options exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), and, to the extent not so exempt, that brings the Options into compliance with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan (and unless any Option agreement governing the Option specifically provides otherwise), if the Shares are publicly traded, and if an Option Holder of an Option that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” under Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Option Holder’s “separation from service” or, if earlier, the date of the Option Holder’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule. The Company shall have no liability to an Option Holder, or any other party, if an Option that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

7.	NO RIGHT TO EMPLOYMENT OR OTHER STATUS

No person shall have any claim or right to be granted an Option under this US Sub-Plan, and the grant of an Option shall not be construed as giving an Option Holder the right to continued employment or any other relationship with any Group Member.

8.	AMENDMENT OF OPTIONS

The Board may amend, modify or terminate any outstanding Option, including but not limited to, substituting therefor another Option of the same or different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Option Holder’s consent to such action shall be required unless the Board determine that the action, taking into account any related action, would not materially and adversely affect the Option Holder.

9.	ELIGIBILITY LIMITATIONS FOR GRANTS TO ELIGIBLE PERSONS

An Eligible Person (as defined in the Non-Employee Sub-Plan) that is a US Participant is not eligible for the grant of an Option if, at the time of grant, either the offer or sale of the Company’s securities to such Eligible Person is not exempt under Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”) because the Eligible Person is not a natural person, the services that the Eligible Person is providing to the Company or any Group Member are in connection with a capital raising transaction or directly or indirectly serve to promote or maintain a market for the Company’s securities, or because of any other provision of Rule 701 of the Securities Act, unless the Company determines that such grant need not comply with the requirements of Rule 701 of the Securities Act and will satisfy another exemption under the Securities Act as well as comply with the securities laws of the US state of residence of the Eligible Person and all other applicable jurisdictions. Any Option granted to an Eligible Person that is a US Participant will be a Nonstatutory Stock Option (as hereinafter defined).

10.	CONDITIONS ON DELIVERY OF SHARES

The Company will not be obligated to deliver any Shares pursuant to this US Sub-Plan or to remove restrictions from Shares previously delivered under this US Sub-Plan until:

10.1.	all conditions of the Option have been met or removed to the satisfaction of the Company;

10.2.

in the opinion of the Company’s counsel, all other legal matters in connection with the issue, allotment and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations; and

10.3.

the Option Holder has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

11.	GRANT OF OPTIONS

11.1.

An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”. Notwithstanding anything to the contrary in the Plan, the Grant Date of an Option for the purposes of the US Sub-Plan shall be the date on which the Board resolves to grant an Option.

11.2.

An Option shall have a term no longer than ten (10) years from the date it was granted or such shorter period as determined by the Board. If an Incentive Stock Option is granted to a person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its affiliates, the Option shall have a term no longer than five (5) years from the date it was granted.

11.3.

The Exercise Price of (a) an Option intended to be an Incentive Stock Option and (b) any Non-statutory Stock Option granted to a US Participant shall be not less than 100% of the fair market value of a Share on the date on which the Option is granted (which shall be determined by the Board in compliance with Section 409A of the Code and shall not be less than the nominal value of a Share) (“Fair Market Value”) unless, in the case of (b) such Option is structured to comply with Section 409A of the Code.

11.4.

An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to Employees who are also employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Treasury Regulation Section 1.424-1(f), and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board or corporate action approving the grant of an Option intended to be an Incentive Stock Option must specify that the Option is intended to be an Incentive Stock Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The Company shall have no liability to an Option Holder, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board to amend, modify or terminate the rules of the Plan, this US Sub-Plan or any Option, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

11.5.

As provided by Section 422(b)(5) of the Code, an Incentive Stock Option will not be transferable except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the US Participant only by the US Participant. If the Board elects to allow the transfer of an Option by a US Participant that is designated as an Incentive Stock Option, such transferred Option will automatically become a Nonstatutory Stock Option. As provided by Section 422(c)(5) of the Code, a person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any Group Member will not be eligible for the grant of an Incentive Stock Option unless (i) the exercise price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. The attribution rules of Section 424(d) of the Code will be applied in determining stock ownership. As provided by Section 422(d) of the Code and applicable regulations thereunder, to the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any US Participant during any calendar year (under all plans of the Company and any Group Member) exceeds US$100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options. To obtain the US federal income tax advantages associated with an Incentive Stock Option, the US Internal Revenue Code requires that at all times beginning on the date of grant and ending on the day three (3) months before the date of exercise of the Option, the Option Holder must be an Employee of the Company or a Group Member (except in the event of the Option Holder’s death or Disability (as defined below), in which case longer periods may apply).

11.6.

Notwithstanding Rules 9.1 and 9.2(a) of the Plan, where an Option Holder ceases to be an Employee or Eligible Person by reason of his death his Option will be capable of transfer in accordance with the Option Holder’s will, or the laws of decent and distribution. Subject to the approval of the Board or a duly authorized officer of the Company, an Option Holder may, by delivering written notice to the Company, in a form approved by the Company, designate a third party who, on the death of the Option Holder, will thereafter be entitled to exercise the Option and receive the Shares or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Option Holder, the executor or administrator of the

Option Holder’s estate will be entitled to exercise the Option and receive the Shares or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws. In addition, notwithstanding Rules 9.1 and 9.2(a) of the Plan, subject to approval of the Board or a duly authorized officer of the Company, an Option may be transferred by an Option Holder pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2); provided that if an Option is an Incentive Stock Option, such Option will be deemed to be a Nonstatutory Stock Option as a result of such transfer.

11.7.	Shares purchased upon the exercise of an Option granted under this US Sub-Plan shall be paid for as follows:

(a)	in cash or by check, payable to the order of the Company;

(b)	except as may otherwise be provided in the applicable Option Certificate and to the extent the Shares are publicly traded, by:

(i)	delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding; or

(ii)

delivery by the Option Holder to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding.

(c)

As a condition to the exercise of an Option, the Option Holder shall make such arrangements as the Company may require for the satisfaction of any U.S. federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Option Holder shall also make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

12.	EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES

If an Option Holder is an Employee who is eligible for overtime compensation under the US Fair Labor Standards Act of 1938, as amended (that is, the Option Holder is designated as a “non-exempt employee”), then notwithstanding the vesting schedule contained in the Option Certificate, the Option Holder may not exercise his or her Option until the Option Holder has completed at least six (6) months of Continuous Service measured from the Grant Date, even if the Option Holder has already been an Employee for more than six (6) months. Consistent with the provisions of the U.S. Worker Economic Opportunity Act, the Option Holder may exercise his or her Option as to any vested portion prior to such six (6) month anniversary in the case of (i) the Option Holder’s death or the Option Holder becoming disabled (within the meaning of Section 22(e)(3) of the Code), (ii) an Offeror obtains Control of the Company, or (iii) the termination of the Option Holder’s Continuous Service on his or her “retirement” (as defined in the Company’s benefit plans).

13.	EXERCISE OF OPTIONS IN SPECIAL CIRCUMSTANCES

If an Option Holder dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) (“Disability”) before the tenth anniversary of the Grant Date, the provisions of Rules 8.1, 8.2, 9.2(d) and 9.2(e) of the Plan shall not apply for the purposes of this US Sub-Plan. Instead, in such circumstances, Options may be exercised for a period of 18 months following the date of death or 12 months following the date of Disability, but in no event later than the tenth anniversary of the relevant Grant Date.

14.	DISQUALIFYING DISPOSITION

If the Option Holder disposes of Shares acquired upon exercise of an Incentive Stock Option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of such Option, the Option Holder shall notify the Company in writing of such disposition.

15.	VARIATION OF SHARE CAPITAL

Notwithstanding Rule 14 of the Plan in the event of any variation of the share capital of the Company: (i) the number of Shares subject to an Option; (ii) the Exercise Price; and (iii) the limit on Options set forth in Section 3 hereof must be adjusted proportionately in a manner that complies with Sections 409A and 424 of the Code; PROVIDED THAT the Exercise Price may not be reduced below the nominal value of a Plan Share except where the Board puts in place arrangements to pay up the nominal value at the date of issue of the Shares (or the difference between the adjusted Exercise Price and the nominal value as the case may be).

16.	NO OBLIGATION TO NOTIFY OR MINIMIZE TAXES

The Company will have no duty or obligation to an Option Holder to advise such holder as to the time or manner of exercising the Option. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the Option Holder.

17.	GOVERNING LAW

The US Sub-Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

18.	JURISDICTION

18.1 Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with, the US Sub-Plan or its subject matter or formation (including non-contractual disputes or claims).

18.2 Each party irrevocably consents to any process in any legal action or proceedings under rule 18.1 above being served on it in accordance with the provisions hereof relating to service of notices. Nothing contained in the US Sub-Plan shall affect the right to serve process in any other manner permitted by law.

CALIFORNIA SUPPLEMENT

The Board has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Law:

Any Options granted under the US Sub-Plan to the Plan to an Option Holder who is a resident of the State of California on the date of grant (a “California Option Holder”) shall be subject to the following additional limitations, terms and conditions:

1.	ADDITIONAL LIMITATIONS ON OPTIONS.

Minimum Exercise Period Following Termination. Unless a California Option Holder’s employment is terminated for cause (as defined by applicable law, the terms of any contract of employment between the Company and such Option Holder, or in the instrument evidencing the grant of such Option Holder’s Option), in the event of termination of employment of such Option Holder, such Option Holder shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, until the earlier of: (i) at least six months from the date of termination, if termination was caused by such Option Holder’s death or Disability; (ii) at least 30 days from the date of termination, if termination was caused other than by such Option Holder’s death or Disability; and (iii) the Option expiration date.

2.	ADDITIONAL LIMITATIONS ON TIMING OF AWARDS.

No Option granted to a California Option Holder shall become exercisable, vested or realizable, as applicable to such Option, unless the US Sub-Plan has been approved by the holders of a majority of the Company’s outstanding voting securities by the later of (i) within 12 months before or after the date the US Sub-Plan was adopted by the Board or (ii) prior to or within 12 months of the granting of any Option to a California Option Holder.